As filed with the Securities and Exchange Commission on August 19, 2020

Registration No. 333-118329, 333-85914,

333-74876, 333-84329, 333-80755,

333-79157, 333-70493

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

___________________________

Post-effective amendment no. 1 to form s-8 registration no. 333-118329

Post-effective amendment no. 2 to form s-8 registration no. 333-85914

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-74876

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-84329

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-80755

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-79157

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-70493

under

the securities act of 1933

___________________________

SLEEP NUMBER CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1597886 (I.R.S. Employer Identification No.)
1001 Third Avenue South Minneapolis, Minnesota (Address of Principal Executive Offices)	55404 (Zip Code)

___________________________

Select Comfort Corporation 2004 Stock Incentive Plan

Select Comfort Corporation 1999 Employee Stock Purchase Plan

Select Comfort Corporation Profit Sharing and 401(k) Plan

Select Comfort Corporation 1997 Stock Incentive Plan

Select Comfort Corporation 1990 Omnibus Stock Option Plan

(Full title of the plans)

Samuel R. Hellfeld

Senior Vice President and Chief Legal and Risk Officer and Secretary

Sleep Number Corporation

1001 Third Avenue South

Minneapolis, Minnesota 55404

 (Name and address of agent for service)

(763) 551-7000

(telephone number, including area code, of agent for service)

Copies requested to:

Brett Hanson, Esq.

Fox Rothschild LLP

Campbell Mithun Tower, Suite 2000

222 South Ninth Street

Minneapolis, Minnesota 55402

(612) 607-7330

___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for
complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Sleep Number Corporation (the “Registrant”) is filing these Post-Effective Amendments to deregister any and all securities registered under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-8 (File No. 333-118329), filed with the SEC on August 18, 2004, pertaining to the Select Comfort Corporation 2004 Stock Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-85914), filed with the SEC on April 9, 2002, pertaining to the Select Comfort Corporation Profit Sharing and 401(k) Plan;

●

Registration Statement on Form S-8 (File No. 333-74876), filed with the SEC on December 10, 2001, pertaining to the Select Comfort Corporation 1999 Employee Stock Purchase Plan and the Select Comfort Corporation 1997 Stock Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-84329), filed with the SEC on August 2, 1999, pertaining to the Select Comfort Corporation 1997 Stock Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-80755), filed with the SEC on June 15, 1999, pertaining to the Select Comfort Corporation 1999 Employee Stock Purchase Plan;

●	Registration Statement on Form S-8 (File No. 333-79157), filed with the SEC on May 24, 1999, pertaining to the Select Comfort Corporation Profit Sharing and 401(k) Plan; and

●

Registration Statement on Form S-8 (File No. 333-70493), filed with the SEC on January 12, 1999, pertaining to the Select Comfort Corporation 1997 Stock Incentive Plan and the Select Comfort 1990 Omnibus Stock Option Plan.

The Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of such securities of the Registrant registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 19, 2020.

SLEEP NUMBER CORPORATION

By:	/s/ Samuel R. Hellfeld
Samuel R. Hellfeld
Senior Vice President and Chief Legal and Risk Officer and Secretary

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.